Exhibit 10.62

ASSUMPTION AGREEMENT

THIS AGREEMENT is dated September 7, 2010 (the “Effective Date”)

BETWEEN:

I.M.W. INDUSTRIES LTD.

(“IMW”)

AND:

IMW CNG BANGLADESH LTD.

(“IMW Bangladesh”)

AND:

IMW COMPRESSOR GROUP (SHANGHAI) CO. LTD.

(“IMW China”)

AND:

IMW COLOMBIA LTDA.

(“IMW Colombia”)

(IMW Bangladesh, IMW China and IMW Colombia collectively, the “Corporate Guarantors”)

AND:

BRADLEY NORMAN MILLER

(“Mr. Miller”)

AND:

MARION MILLER

(“Ms. Miller”)

(Mr. Miller and Ms. Miller collectively, the “Personal Guarantors”)

AND:

B&M MILLER EQUITY HOLDINGS INC.

(“Miller Holdco”)

AND:

CLEAN ENERGY COMPRESSION CORP.

(the “Purchaser”)

AND:

CLEAN ENERGY

(“Clean Energy”)

AND:

0884808 B.C. LTD.

(“Canadian AcqCo”)

AND:

HSBC BANK CANADA

(the “Lender”)

WHEREAS:

A.           IMW as borrower, 652322 B.C. Ltd. (“652322”, a predecessor amalgamating corporation of Miller Holdco), as corporate guarantor, Mr. Miller, as personal guarantor,  Ms. Miller, as personal guarantor, and the Lender entered into an amended and restated facility letter dated December 19, 2007, as amended by letters dated December 15, 2008 and March 23, 2009 (collectively, the “Letter Agreement”) with respect to, inter alia, a demand revolving loan in the original principal amount of CAD$3,000,000 (“Operating Loan”), a demand revolving documentary credit line sub-limit to the Operating Loan in the original amount of CAD$2,000,000 (“Import Line Sub-Limit”), a demand revolving line in the original amount of CAD$1,980,000 (“Foreign Exchange Line”), a demand revolving bank guarantee and standby letter of credit line in the original amount of CAD$1,600,000 (“BG Line”) and a Mastercard limit in the original amount of CAD$110,000 (“Mastercard Limit”), each  made by the Lender to IMW;

B.             By letters dated December 1, 2009, December 22, 2009, March 26, 2010 and June 14, 2010 (collectively, with the Letter Agreement, the “Commitment Letter”), the terms of the Letter Agreement were further amended such that, inter alia, IMW Bangladesh, IMW China and IMW Colombia were added as additional parties thereto and a demand revolving loan in the original amount of CAD$2,000,000 (“Subsidiary BG Line”) was made by the Lender to IMW;

C.    The Operating Loan, Import Line Sub-Limit, Foreign Exchange Line, BG Line, Mastercard Limit and Subsidiary BG Line (collectively, the “Loan”) are secured by the security documents granted by IMW, 652322, the Corporate Guarantors and the Personal Guarantors pursuant to the Commitment Letter (collectively, the “Security”), including, inter alia, the security documents referred to in the Schedule hereto;

D.    Pursuant to an asset purchase agreement dated July 1, 2010 (the “Purchase Agreement”), between IMW, Miller Holdco, Miller Family Trust, Mr. Miller and Ms. Miller (the foregoing collectively, the “Vendors”), the Purchaser (formerly named 0884810 B.C. Ltd.), Clean Energy and Canadian AcqCo, the Purchaser agreed to purchase, and IMW agreed to sell, all of IMW’s right, title, and interest in the assets, properties, goodwill and rights of IMW (collectively, the “Purchased Assets”) used, held for use, or intended to be used, in its business of designing, manufacturing and supplying industrial products, parts and services (the “Purchase Transaction”);

E.     The Purchaser wishes to assume the obligations and liabilities of IMW under the Loan, the Commitment Letter and the Security and to be bound by the terms thereof as of the Effective Date;

F.     IMW and the Corporate Guarantors wish to confirm and ratify all of the obligations and liabilities of IMW and the Corporate Guarantors under the Loan, the Commitment Letter and the Security, as applicable; and

G.    The Lender has agreed that the Purchaser may assume the Loan and the obligations and liabilities of IMW with respect thereto, including without limitation the Commitment Letter and the Security, on the condition that the liabilities and obligations of IMW and the Corporate Guarantors thereunder survive and continue from the Effective Date, and that the parties enter into and satisfy the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by each party to the other (the receipt and sufficiency whereof is hereby acknowledged by each party) the parties hereto covenant and agree each with the other as follows:

1.              Assumption of Loan and Security.

The Purchaser hereby assumes all rights, benefits, obligations and liabilities of IMW under the Loan, the Commitment Letter and the Security.  The Purchaser hereby unconditionally undertakes, covenants and agrees with the Lender, as principal debtor and not as surety, to pay the Loan, interest thereon and all money now or hereafter due and payable to the Lender under the Commitment Letter and the Security, including any amounts payable with respect to any letter of credit issued on behalf of IMW, at the time and in the manner as therein provided, and to perform and observe and be bound by all the terms, covenants, liabilities and obligations (collectively, the “Assumed Obligations”) of IMW set forth in the Commitment Letter and the

Security to the same extent as if it had originally executed the Commitment Letter and the Security as the borrower thereunder.

2.              Amendment of Commitment Letter.

The parties further agree that the terms of the Commitment Letter shall be amended to incorporate the following terms, and any such term being capitalized and not defined in this section shall have the meaning ascribed thereto as set out in this Agreement:

(a)   Additional Equity:  Clean Energy shall inject not less than USD$2,000,000 of additional working capital (the “Additional Working Capital”) into Canadian AcqCo, which shall then inject the Additional Working Capital into the Purchaser, concurrent with the closing of the Purchase Transaction;

(b)   Financial Covenants:

i.                  Debt to Tangible Net Worth:  The ratio of Debt to Tangible Net Worth of the Purchaser shall not exceed:

a.               3.25 to 1 from the Effective Date up to and including December 31, 2010; and

b.              3.00 to 1 from and including January 1, 2011,

without the prior written consent of the Lender, and such covenant herein shall be evaluated by the Lender on a quarterly basis;

ii.     Tangible Net Worth:  The Tangible Net Worth of the Purchaser shall not equal less than CAD$3,000,000 at any time;

iii.    Ratio of Current Assets to Current Liabilities:  The ratio of current assets to current liabilities of the Purchaser shall not equal less than:

a.               1.15 to 1 from the Effective Date up to and including December 31, 2010; and

b.              1.25 to 1 from and including January 1, 2011,

and such covenant herein shall be evaluated by the Lender on a quarterly basis; and

iv.           the Purchaser shall not pay any interest, dividends, or other amounts to its shareholders, subordinated lenders, or the Vendors, provided however that any funds that are under postponement to the Lender may be paid to such parties so long as the Purchaser is not in breach of any of the terms, conditions or provisos under this Agreement, the Commitment Letter or the Security at the time that such payments are made, and provided that any such payment shall not result in the Purchaser being in breach of any of the terms, conditions or provisos under this Agreement, the Commitment Letter or the Security;

v.              For the purposes of the financial covenants in this section, the following terms shall have the meanings indicated below:

c.               “Debt” includes all current and long term liabilities that have not been formally postponed to the Lender; and

d.              “Tangible Net Worth” means total equity less any intangible assets, goodwill, and amounts due from any related parties, and plus liabilities that have been formally postponed to the Lender;

(c)          Borrower:  Effective as and from the Effective Date, all references in the Commitment Letter and the Security to IMW, as borrower, shall mean and be deemed to mean the Purchaser; and

(d)         EDC Guarantees:  The Purchaser shall renew and/or extend each EDC Guarantee not less than 15 days prior to the termination date thereof and shall provide the Lender with written notice upon each such renewal and/or extension confirming the same.

3.              Representations and Warranties.

The Purchaser represents and warrants to the Lender that on the Effective Date, it will have acquired all of the Purchased Assets pursuant to the terms of the Purchase Agreement and is or will be the legal and beneficial owner thereof.  Clean Energy and Canadian AcqCo each represent and warrant to the Lender that on the Effective Date, they will be the legal and beneficial owners of all of the issued and outstanding shares in the capital of the Purchaser.

4.              Lender Consent.

The Lender hereby consents to the Purchase Transaction, to the assignment to and assumption by the Purchaser of the Assumed Obligations, confirms such Purchase Transaction, assignment and assumption will not constitute a default under the Commitment Letter or the Security, provided that its consent shall not constitute consent by the Lender of any subsequent sale, lease or other disposal of the Purchased Assets, which approval the Purchaser agrees that it and any subsequent purchaser or owner of the Purchased Assets shall be obligated to obtain, in accordance with the provisions of the Commitment Letter and the Security, in the event of any subsequent sale, lease or other disposal of the Purchased Assets.

5.              No Novation/No Release of IMW and the Corporate Guarantors.

The parties agree that this Agreement shall not constitute a novation or an accord and satisfaction between the Purchaser, Clean Energy, Canadian AcqCo, IMW, the Corporate Guarantors, or any of them, and the Lender, with respect to the Loan and any other indebtedness owing under the Commitment Letter and the Security.  This Agreement shall in no way discharge or release  IMW or the Corporate Guarantors from their respective obligations, covenants and liabilities under the Commitment Letter and the Security and that each of IMW, and the Corporate Guarantors hereby ratify and confirm and are and shall respectively remain bound by the Commitment Letter and the Security to which it is a party.  Each of the Corporate Guarantors hereby acknowledge the Purchaser’s liability under the Assumed Obligations and confirm that the unlimited guarantees given by each of them remain in full force and effect with respect to the Purchaser as borrower under the Assumed Obligations.  Without limiting the foregoing, nothing in this Agreement shall alter or prejudice the rights and remedies of the Lender as against IMW or the Corporate Guarantors under the Commitment Letter and the Security, all of which rights and remedies are hereby expressly reserved.

6.              Release of the Personal Guarantors and Miller Holdco.

Upon satisfaction of the conditions precedent to closing set out in section 10 hereto, the Lender shall release the Personal Guarantors and Miller Holdco from their respective liabilities and obligations under the Commitment Letter and the Security which arise after the Effective Date.  The parties hereby acknowledge and consent to the release by the Lender of the Personal Guarantors and Miller Holdco from their respective obligations and liabilities under the Commitment Letter and the Security.

7.              Further Documents.

The parties covenant and agree that they will upon request by the Lender acting reasonably do and perform every reasonable act and execute every document necessary to better assume the obligations under each of the Security.

8.              Further Sale of the Purchased Assets.

The Purchaser covenants and agrees with the Lender that its obligations under the Security shall not be affected or limited by any further or other sale of the Purchased Assets, whether or not the Lender consents thereto unconditionally or on condition, and all of the obligations of the Purchaser, Clean Energy and Canadian AcqCo set out herein or in the Security shall continue and survive a further sale or any dealing by the Lender with the Purchased Assets or any person interested therein, unless released by the Lender.

9.              Lender’s Costs.

The Purchaser will pay, on closing, the Lender’s assumption fee, reasonable outside costs (including insurance review) and legal fees incurred by the Lender in connection with this Agreement and the assumption of the Loan by the Purchaser.

10.       Deliveries on Closing: Conditions Precedent to Lender’s Consent.

The Purchaser will provide the following deliveries to the Lender’s solicitor on or before the Effective Date in order for this Agreement and the Lender’s consent under this Agreement to be effective, in each case in form and content satisfactory to the Lender:

(a)          confirmation of the initial capital of the Purchaser, which capital shall include the amount of USD$15,000,000 of initial equity of the Purchaser and the amount of USD$2,000,000 that is to be provided by Clean Energy pursuant to subsection 2(a) hereto;

(b)         an assignment and postponement of claims granted by Canadian AcqCo with respect to all amounts owing from time to time by the Purchaser to Canadian AcqCo, which assignment and postponement of claims will permit payments to be made by the Purchaser to Canadian AcqCo as agreed to between the Purchaser and Canadian AcqCo, provided that the Purchaser is not in breach of any of the terms, conditions or provisos under this Agreement, the Commitment Letter or the Security at the time when such payments are due, and provided that any such payment shall not result in the Purchaser being in breach of any of the terms, conditions or provisos under this Agreement, the Commitment Letter or the Security;

(a)          a commitment to provide funds, executed by the Purchaser, Canadian AcqCo and Clean Energy, wherein Clean Energy and/or Canadian AcqCo covenant, inter alia, to furnish funds if necessary to the Purchaser which funds are to enable the Purchaser to make payments in respect of certain promissory notes under the Purchase Agreement;

(b)         a draft opening balance sheet for the Purchaser, confirming compliance with all covenants and conditions under this Agreement, the Commitment Letter and the Security;

(c)          an unlimited guarantee and a general security agreement by Canadian AcqCo of the indebtedness of the Purchaser to the Lender;

(d)         Officer’s Certificate of each of the Purchaser, Canadian AcqCo and Clean Energy, together with a certified copy of the resolutions of the board of directors of the Purchaser, Canadian AcqCo and Clean Energy, confirming that all necessary corporate action has been taken by them to authorize the execution, delivery and performance of this Agreement, the Purchase Agreement, and other related security documents as required herein;

(e)          favourable letter(s) of opinion from the solicitors for the Purchaser, Canadian AcqCo and Clean Energy confirming that each has the corporate power and capacity to enter into the transactions contemplated herein and that the Purchase Agreement, this Agreement, and other related security documents as required herein, have been duly authorized, executed and delivered by each of them;

(f)            evidence satisfactory to the Lender that all indebtedness of IMW to Vancity Capital Corporation (“VCC”) has been repaid and that all security granted in favour of VCC has been discharged (collectively, the “Discharges”), unless appropriate solicitors’ undertakings are in place to provide the Lender with evidence of the Discharges within a reasonable time following closing, such undertakings to be in a form satisfactory to the Lender, acting reasonably;

(g)         approval and confirmation from Export Development Canada (“EDC”), addressed to the Lender, consenting to this Agreement and the assumption by the Purchaser of the Assumed Obligations, and confirmation from EDC that the Master Financing Guarantee Agreement dated February 11, 2008 (the “EDC Guarantee Agreement”) and all guarantees issued pursuant to the EDC Guarantee Agreement (collectively, the “EDC Guarantees”, and in the singular, the “EDC Guarantee”), including all guarantees with respect to the Operating Loan, the BG Line and the Subsidiary BG Line, remain in full force and effect with respect to the Purchaser as borrower thereunder;

(h)         Officer’s Certificate of the Purchaser, Canadian AcqCo and Clean Energy, certifying that the Purchase Transaction has closed in accordance with the terms of the Purchase Agreement;

(i)             a certificate of good standing for the Purchaser issued by the appropriate government authority;

(j)             evidence of all risk insurance (including extended coverage endorsement) in amounts and from an insurer acceptable to the Lender, on all of the Purchaser’s personal property including, without limitation, the Purchased Assets and all other equipment and inventory owned by the Purchaser, showing the Lender as first loss payee by way of standard mortgage endorsement;

(k)          the Lender’s assumption fee as advised by the Lender to the Purchaser;

(l)             payment of the Lender’s solicitor’s estimated account; and

(m)       confirmation that the Purchaser is not in default under this Agreement, the Commitment Letter or the Security.

11.       Confirmation re: Loan Amount.

The Lender acknowledges and agrees with the Purchaser that:

(a)          the authorized maximum amount of each of the Loan facilities is as set forth below:

i.                  Operating Loan:  CAD$7,750,000;

ii.               Import Line Sub-Limit:  CAD$2,000,000;

iii.            Foreign Exchange Line:  CAD$13,750,000;

iv.           BG Line:  CAD$3,000,000;

v.              Mastercard Limit:  CAD$150,000; and

vi.           Subsidiary BG Line:  USD$1,050,000; and

(b)         to the knowledge of the Lender, as of the Effective Date, no default or event of default exists under the Commitment Letter or the Security, provided that the acknowledgement of the Lender in this paragraph (b) shall not prevent the Lender from acting on a default or an event of default of which it is not now aware.

12.       Communications.

All communications to the Purchaser shall be addressed as follows:

Clean Energy Compression Corp.

c/o Clean Energy Fuels Corp.

Suite 400 — 3020 Old Ranch Parkway

Seal Beach, CA, 90740, USA

Attention:  Mr. Richard R. Wheeler, Chief Financial Officer

Fax:  (562) 493-4532,

all communications to the Lender shall be addressed as follows:

HSBC Bank Canada

Vancouver Main Branch

Suite 200 — 885 West Georgia Street

Vancouver, BC  V6C 3G1

Attention:  Cam Rathwell, Senior Account Manager, Commercial Banking

Fax:  (604) 641-1808,

and shall be subject to the terms of the Security dealing with notices.

13.       Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia.

14.       Effect.

This Agreement shall be effective as and from the Effective Date and shall be read and construed along with the Commitment Letter and the Security, and the Commitment Letter and the Security will, together with all the terms, covenants and conditions thereof, be and continue to remain in full force and effect except as modified by this Agreement.

15.       Successors.

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

16.       Counterparts.

This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all of which taken together constitute one and the same document.

17.       Independent Legal Advice.

Each of the parties for this Agreement has received independent legal advice as to the nature and effect of this Agreement.

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IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the Effective Date.

HSBC BANK CANADA		I.M.W. INDUSTRIES LTD.

Per:
	Name:	Per:
	Title:		Name:
Per:			Title:
	Name:	Per:
	Title:		Name:
Title:

B&M MILLER EQUITY HOLDINGS INC.		IMW CNG BANGLADESH LTD.

Per:
	Name:	Per:
	Title:		Name:
Per:			Title:
	Name:	Per:
	Title:		Name:
Title:

IMW COMPRESSOR GROUP (SHANGHAI) CO. LTD.		IMW COLOMBIA LTDA.

Per:
	Name:	Per:
	Title:		Name:
Per:			Title:
	Name:	Per:
	Title:		Name:
Title:

CLEAN ENERGY			0884808 B.C. LTD.

Per:
	Name:		Per:
	Title:			Name:
Per:				Title:
	Name:		Per:
	Title:			Name:
Title:

CLEAN ENERGY COMPRESSION CORP.

Per:
Name:
Title:
Per:
Name:
Title:

SIGNED, SEALED and DELIVERED by BRADLEY NORMAN MILLER in the presence of:		) )
)
)
		)	BRADLEY NORMAN MILLER
Name		)
)
)
)
Address		)
)
)
)
Occupation		)

SIGNED, SEALED and DELIVERED by MARION MILLER in the presence of:	) )
)
)
	)	MARION MILLER
Name	)
)
)
)
Address	)
)
)
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Occupation	)

SCHEDULE

The Security

1.	General Security Agreement granted by IMW dated January 29, 2007;

2.	General Security Agreement granted by 652322 dated January 29, 2007;

3.	General Security Agreement granted by Bradley Norman Miller dated January 29, 2007;

4.	General Security Agreement granted by Marion Miller dated January 29, 2007;

5.	Priority Agreement granted by GE Canada Equipment Financing G.P. and GE Canada Leasing Services Company dated February 1, 2007;

6.	Libor Agreement granted by IMW dated March 8, 2007;

7.	Unlimited Guarantee granted by 652322 dated January 29, 2007;

8.	Joint and Several Unlimited Guarantees granted by the Personal Guarantors dated January 29, 2007;

9.	Trade Financing General Agreement granted by IMW dated January 29, 2007;

10.	Agreement For Foreign Exchange Contracts granted by IMW dated January 29, 2007;

11.	Agreement As To Loans And Advance And Security Therefor granted by IMW dated January 29, 2007;

12.	Assignment of Insurance Interest granted by IMW dated January 29, 2007;

13.	Assignment and Postponement granted by 652322 dated January 29, 2007;

14.	Security Over Cash, Credit Balances And Deposit Instruments By Customer granted by IMW dated January 29, 2007;

15.

Application For Credit And Promise To Give Bills Of Lading, Warehouse Receipts, Or Security Under All Or Any Of Paragraphs 427(1)(a), (b), (c), (d), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p) Of The Bank Act granted by IMW dated January 29, 2007;

16.	Security Under Section 427 Of The Bank Act granted by IMW dated January 30, 2007;

17.	Section 427 Letter Agreement Re: Dating Of Documents granted by IMW dated January 29, 2007;

18.	Guarantee(s) by EDC under its Exporter Guarantee Program in respect of the Operating Loan;

19.	Guarantee(s) by EDC under its Performance Security Guarantee Program in respect of the advances made under the BG Line;

20.	Guarantee(s) by EDC under its Exporter Guarantee Program in respect of the advances made under the Subsidiary BG Line;

21.	Negative Pledge Agreement granted by IMW Bangladesh and IMW dated March 26, 2010;

22.	Negative Pledge Agreement granted by IMW China and IMW dated December 9, 2009; and

23.	Unlimited Guarantee granted by IMW Bangladesh dated January 27, 2007;

24.	Unlimited Guarantee granted by IMW China dated January 27, 2007; and

25.	Unlimited Guarantee granted by IMW Colombia dated January 27, 2007.

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